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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of earliest event reported): March 10, 2004

                             THE ENSTAR GROUP, INC.
             (Exact Name of Registrant as Specified in its Charter)


                  GEORGIA                                0-07477                         63-0590560
(State or other jurisdiction of incorporation)    (Commission File Number)   (IRS Employer Identification Number)


                               401 MADISON AVENUE
                            MONTGOMERY, ALABAMA 36104
          (Address of principal executive offices, including zip code)

Registrant's telephone number, including area code: (334) 834-5483


                                 NOT APPLICABLE
          (Former Name or Former Address, if Changed Since Last Report)


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Item 2. Acquisition or Disposition of Assets.

         On March 10, 2004, The Enstar Group, Inc. issued a press release (the "Press Release") announcing that its majority-owned subsidiaries, JCF CFN LLC and JCF CFN II LLC, have entered into a definitive agreement to sell all of their interests in Green Tree Investment Holdings LLC and related entities ("Green Tree") for cash to FIT CFN Holdings LLC, an affiliate of Fortress Investment Group, LLC. The interests in Green Tree represent substantially all of the assets of JCF CFN LLC and JCF CFN II LLC. The Press Release is filed herewith as Exhibit 99.1 and is incorporated herein by reference thereto.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

         (c) Exhibits

                  99.1     The Enstar Group, Inc. Press Release, dated March 10,
                           2004.

                  99.2 Purchase and Sale Agreement, dated March 10, 2004, by and among J.C. Flowers I L.P., JCF CFN LLC, JCF CFN II LLC, JCF AIV II LP, JCF AIV III LP, JCF Associates I LLC and FIT CFN Holdings LLC.*

                           *        Enstar has applied for confidential
                                    treatment of portions of this exhibit.
                                    Accordingly, portions thereof have been
                                    omitted and filed separately with the
                                    Securities and Exchange Commission.



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                                   Signatures

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


Date: March 23, 2004


                       THE ENSTAR GROUP, INC.


                       By: /s/ CHERYL D. DAVIS
                          ------------------------------------------------------
                          Cheryl D. Davis
                          Chief Financial Officer, Vice President of Corporate Taxes and Secretary